Exhibit 99.1
Femasys Inc. Announces the Commercial Availability of FemCerv® for Cervical Cancer Screening and Expands Management Team

- FemCerv® is the first endocervical tissue sampler designed to improve tissue quality and quantity that is expected to be an improvement over the existing standard of care -

- Company expands management team with the hiring of a sales and marketing executive to lead commercial efforts -

ATLANTA, September 29, 2022 -- Femasys Inc. (NASDAQ: FEMY), a biomedical company aiming to meet women’s needs worldwide by developing a suite of product candidates that include minimally invasive, in-office technologies for reproductive health, today announced the commercial availability of FemCerv®, the first endocervical tissue sampler designed to improve tissue quality and quantity that is expected to be an improvement over the existing standard of care. The Company also announced the hiring of Michael Meier as Vice President of Sales and Marketing.

“In line with developing solutions to improve the continuum of healthcare options for women, we are pleased to announce the commercial availability of FemCerv,” said Kathy Lee-Sepsick, founder, president and chief executive officer of Femasys. “If a woman’s pap smear is abnormal, she generally needs to undergo a colposcopy, which includes endocervical curettage or taking a tissue sample from the very sensitive cervical canal. The tools available to collect this tissue are limited and can cause pain and extreme discomfort, often resulting in an inadequate or contaminated sample. FemCerv can be used in place of these antiquated products to capture and protect a comprehensive 360-degree tissue sample in a relatively pain free office visit. Now women and their healthcare providers can feel confident to rely on the accuracy of their results, potentially sparing women from unnecessary repeat examinations or more invasive procedures.”

Ms. Lee-Sepsick also added, “We are pleased to have Michael join our team at this exciting time as we broaden our commercial portfolio. His experience will be invaluable in overseeing Femasys commercial assets, including FemCerv’s availability and commercial-readiness of subsequent products in line with our mission to deliver innovative solutions in antiquated areas that may offer women a true change in their standard of care.”

Mr. Meier brings over 20 years of commercial experience to the Femasys team. He has a strong background in bringing innovative medical devices and diagnostic solutions to market as well as a proven track record of growing revenue by building and directing world-class sales and marketing teams. Mr. Meier was previously the head of business development and payor relations at Gravity Diagnostics. Prior to this, he served as vice president of sales and commercialization at Caldera Medical, where he was responsible for all sales and marketing functions, sales training and operations and developed and implemented strategies for new product launches. In additional to these roles, he held various leadership positions at fortune 500 companies including Hologic and Johnson and Johnson. Mr. Meier earned his B.A. in Marketing and Communications from the University of Kentucky and his M.B.A. from the University of Tennessee, Knoxville.

About Femasys
Femasys Inc. is a biomedical company aiming to meet women’s needs worldwide by developing a suite of product candidates that include minimally invasive, in-office technologies for reproductive health. Its two lead product candidates are FemBloc® permanent birth control and FemaSeed® localized directional insemination for infertility. The Company has two commercially available products: FemVue®, for fallopian tube assessment by ultrasound, and FemCerv®, an endocervical tissue sampler, and both are currently marketed in the United States. Femasys is also advancing FemCath™, an intrauterine catheter for selective evaluation of the fallopian tubes intended to be marketed alongside its other women-specific medical products in the physician’s office setting. To learn more, visit www.femasys.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to develop and advance our current product candidates and programs into, and successfully initiate, enroll and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our product candidates; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors
Chuck Padala
LifeSci Advisors, LLC
+1-917-741-7792
chuck@lifesciadvisors.com

Media
Karissa Cross, Ph.D.
LifeSci Communications
kcross@lifescicomms.com

Femasys Inc.
Investor Contact:
IR@femasys.com

Media Contact:
Media@femasys.com